Exhibit 1.1

THE PMI GROUP, INC.

and

BANC OF AMERICA SECURITIES LLC

Dealer Manager Agreement

dated as of July __, 2006

Dealer Manager Agreement

July __, 2006

BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

1. The Exchange Offer. The PMI Group, Inc., a Delaware corporation (the “Company”) proposes to offer to exchange up to $[359,986,000] aggregate principal amount of its outstanding 2.50% Senior Convertible Debentures due July 15, 2021 (the “Existing Securities”) for an equal principal amount of its new 2.50% Senior Convertible Debentures due July 15, 2021 (the “Exchange Securities”) and an exchange fee. The exchange offer described above will be made on the terms and subject to the conditions set forth in the Preliminary Prospectus and related Letter of Transmittal, attached as Exhibits A and B hereto, which together, as they may be supplemented or amended from time to time, constitute the “Exchange Offer”. The Exchange Securities will be issued pursuant to the indenture described in the Prospectus between the Company and the trustee for the Existing Securities (the “Indenture”).

2. Engagement as Dealer Manager. The Company hereby engages and appoints you as the exclusive dealer manager (the “Dealer Manager”) for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer. As Dealer Manager you agree, in accordance with your customary practice, to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, using all reasonable best efforts to solicit the tender of Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of such Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes and designates the Dealer Manager, and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company’s agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager a partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager hereby agrees to act in such capacity.

3. Registration Statement, Prospectus and Offering Materials. (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form S-4 (Reg. No.         -            ), including the Preliminary Prospectus, covering the registration of the Exchange Securities and the shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), and associated Series A Junior Preferred Stock Purchase Rights, issuable upon conversion of the Exchange Securities (the “Conversion Shares”). The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented. [The preliminary prospectus in the form filed with the Commission at the time of commencement of the Exchange Offer (including any documents incorporated therein by reference) is herein called the “Preliminary Prospectus.”] The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the [Preliminary Prospectus and the] Prospectus shall include all documents deemed to be incorporated by reference in the [Preliminary Prospectus or] Prospectus that are filed subsequent to the date [thereof][of the Prospectus] and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”).

(b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the “Commencement Date”) it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

(c) The Registration Statement, the [Preliminary Prospectus, the] Prospectus, the Schedule TO, the related letters from the Company to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Existing Securities, letters to beneficial owners of Existing Securities, letters of transmittal, notices of guaranteed delivery and any newspaper announcements, press releases and other offering materials and information the Company may use, publicly disseminate or authorize for use in connection with the Exchange Offer are herein collectively referred to as the “Exchange Offer Materials.”

4. Use of Exchange Offer Materials. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable best efforts to disseminate the Exchange Offer Materials to each registered holder of any Existing Securities, on or as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date hereof, under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer, the Company shall use its reasonable best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Securities prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility on your part for independent verification of any information therein and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Material and any other information delivered to you by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company. The Dealer Manager agrees that it will not, without the consent of the Company, disseminate any materials for or in connection with the solicitation of the holders of Existing Securities other than the Exchange Offer Materials.

(b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality (an “Other Agency”), including the National Association of Securities Dealers Inc. (the “NASD”), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to you and your counsel’s comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials. The Company shall not file any such amendment or supplement to which the Dealer Manager, after consultation with counsel, shall reasonably object.

(c) The Company has furnished or shall use its reasonable best efforts to furnish to you, or cause the trustee, transfer agent or registrar for the Existing Securities to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them. Additionally, the Company shall update, or cause the trustees, transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

(d) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.

(e) The Company authorizes the Dealer Manager to communicate with any information agent (the “Information Agent”) or the exchange agent (the “Exchange Agent”) appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.

(f) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager’s prior consent, which consent shall not be unreasonably withheld.

5. Withdrawal. In the event that the Company (i) uses or permits the use of, or files with the Commission or any Other Agency, any amendment or supplement to the Registration Statement and any such document (a) has not been previously submitted to you for your and your counsel’s comments or (b) has been so submitted, and you or your counsel have made reasonable comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; or (ii) shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amend or revise the Exchange Offer in a manner not reasonably acceptable to you; then you shall be entitled upon written notice to the Company to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to (i) indemnification or contribution provided in Section 11 or to (ii) the payment of all fees and expenses payable pursuant to Sections 6 and 7 below which have accrued through the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Existing Securities tendered pursuant to the Exchange Offer as of the close of business on the date of such withdrawal which is thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Exchange

Offer or otherwise, shall be deemed to have been acquired as of the date of such withdrawal).

6. Fees and Expenses of the Dealer Manager. The Company agrees to pay to the Dealer Manager, as compensation for its services hereunder, $1.20 per $1,000 principal amount of Existing Securities accepted pursuant to the Exchange Offer, payable upon acceptance of Existing Securities pursuant to the Exchange Offer. The Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Manager incurred in connection with the Exchange Offer (including, without limitation, the reasonable out-of-pocket legal fees and expenses of the Dealer Manager’s counsel in connection with the Exchange Offer, subject to a maximum of $[                    ]).

7. Other Expenses and Reimbursement of Expenses. The Company and agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the preparation, issuance, execution and delivery of the Exchange Securities, (ii) all advertising expenses related to the Exchange Offer and all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, (iii) all fees and expenses of the registrar and transfer agent, the Information Agent and the Exchange Agent and the trustee for the Existing Securities and Exchange Securities, (iv) all fees and expenses of the Company’s independent public or certified public accountants and other advisors, (v) all fees, costs and expenses incurred in connection with (a) the registration or qualification of the Exchange Securities under the laws of such jurisdictions as the Dealer Manager may designate (including, without limitation, reasonable fees of counsel for the Dealer Manager and its reasonable disbursements, in an amount not to exceed $[                    ]), and (b) any filing with the NASD, (vi) all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including financial statements, exhibits, schedules, consents and certificates of experts, and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO, (vii) all costs and expenses incurred in connection with the printing (including word processing and duplication costs), shipping, distribution and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda), and (viii) all customary mailing and handling expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees in forwarding the Exchange Offer Materials to their customers.

8. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to you, and agrees with you, that as of the Commencement Date and at all times at or prior to the time when the Exchange Offer is consummated (the “Closing Date”):

(a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the

Securities Act and has been filed with the Commission as of the Commencement Date and is expected by the Company to become effective not later than the scheduled expiration date of the Exchange Offer. Such amendments to such Registration Statement and Prospectus as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of the Company, are threatened by the Commission.

(b) The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been or will, at prior to commencement of the Exchange Offer, be filed with the Commission; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

(c) (i) The Exchange Offer Materials, including the Registration Statement, [the Preliminary Prospectus,] the Prospectus and the Schedule TO, comply and, as amended or supplemented, if applicable, will comply, in all material respects, with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder (the “Trust Indenture Act”); (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the [Preliminary Prospectus, the] Prospectus or the other Exchange Offer Materials at the Commencement Date and at all times at or prior to the Closing Date contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(c) do not apply to (A) statements or omissions in the Exchange Offer Materials, including the Registration Statement or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein or (B) information which shall constitute the Statement of Eligibility under the Trustee Indenture Act (Form T-1) of the Trustee under the Indenture; and (iv) there are no agreements, leases, contracts or other documents required to be described in the

[Preliminary Prospectus,] Prospectus or Schedule TO or to be filed as exhibits to the Registration Statement or Schedule TO which have not been so described or filed.

(d) The documents incorporated or deemed to be incorporated by reference in the [Preliminary Prospectus and the] Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the [Preliminary Prospectus or the] Prospectus[, as the case may be,] at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Exchange Securities in exchange for the Existing Securities pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials.

(f) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the [Preliminary Prospectus and the] Prospectus. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. “Subsidiary” shall mean any entity of which the Company owns, directly or indirectly, at least 50 percent of the voting securities, provided that no entity shall be deemed to be a Subsidiary for purposes of this Agreement unless such entity is accounted for as a consolidated entity in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States.

(g) The Company has all requisite corporate power and authority to execute and deliver each of this Agreement, the Exchange Agent Agreement (as hereinafter defined), the Information Agent Agreement (as hereinafter defined) and the Indenture and perform its obligations thereunder. Each of this Agreement, the Exchange Agent Agreement, the Information Agent Agreement and the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, this Agreement will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(h) The Indenture has been duly and validly authorized by the Company, will be qualified under the Trust Indenture Act not later than the expiration date of the Exchange Offer and, assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Indenture conforms in all material respects to the description thereof contained in the [Preliminary Prospectus and the] Prospectus.

(i) The Common Stock conforms in all material respects to the description thereof in the [Preliminary Prospectus and the] Prospectus. The Conversion Shares have been duly and validly authorized and reserved for issuance and, upon issuance thereof upon conversion of the Exchange Securities, will be duly and validly authorized and issued, fully paid and non-assessable shares of Common Stock and will be issued free and clear of all liens, encumbrances, equities or claims and will conform to the descriptions thereof in the [Preliminary Prospectus and the] Prospectus.

(j) The consolidated financial statements and supporting schedules of the Company filed with the Commission and included or incorporated by reference in the Registration Statement[, the Preliminary Prospectus] and the Prospectus, and any amendments or supplements thereto, fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included or incorporated by reference in the [Preliminary Prospectus and the] Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement[, the Preliminary Prospectus] and the Prospectus.

(k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) Except as disclosed in the [Preliminary Prospectus and the] Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated).

(m) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the [Preliminary Prospectus and the] Prospectus any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the [Preliminary Prospectus and the] Prospectus; and, since the date as of which information is given in the [Preliminary Prospectus and the] Prospectus, there has not been (x) any increase, or any development involving a prospective increase, in excess of $30.0 million in the Company’s consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its Subsidiaries that are significant subsidiaries within the meaning of Rule 405 of the Securities Act (“Significant Subsidiaries”) or any increase in excess of $50.0 million in the aggregate in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect (as defined below).

(n) The authorized, issued and outstanding capital stock of the Company is as set forth in the [Preliminary Prospectus and the] Prospectus; since the date indicated in the [Preliminary Prospectus and the] Prospectus, except as disclosed in the [Preliminary Prospectus and the] Prospectus or changes occurring in the ordinary course of business, there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding common stock resulting subsequent issuances, if any, pursuant to the Exchange Offer or pursuant to employee or director benefit plans, including the Company’s deferred compensation plan, dividend reinvestment and stock purchase or stock option plans, in each case existing on the date hereof (collectively, the “Stock Plans”)); all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the description thereof contained in the [Preliminary Prospectus and the]

Prospectus; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

(o) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its Subsidiaries would have any liability or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects.

(p) Neither the Company, nor to its knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Exchange Securities in the Exchange Offer.

(q) Except as disclosed in the [Preliminary Prospectus and the] Prospectus, the Company has not declared or paid any dividends on its capital stock during the last three years.

(r) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or (ii) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(s) The Exchange Securities have been duly authorized by the Company, and when duly executed, authenticated and issued and delivered in accordance with this Agreement will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(t) The execution, delivery and performance of the Indenture and this Agreement and the consummation by the Company of the Exchange Offer and fulfillment of the terms herein contemplated have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any Existing Instrument, except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a “Material Adverse Effect”); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its Subsidiaries. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

(u) Except as disclosed in the [Preliminary Prospectus and the] Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Existing Securities or Common Stock and (iii) there are no restrictions upon transfer of the Existing Securities or the Common Stock pursuant to the Company’s certificate of incorporation or bylaws.

(v) The Company is not, and after giving effect to the consummation of the Exchange Offer as described in the [Preliminary Prospectus and the] Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(w) Except as set forth in the [Preliminary Prospectus and the] Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its

Subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(x) Each of the Company’s Subsidiaries that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the [Preliminary Prospectus and the] Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect, and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(y) No consent, approval, authorization, or order of, or filing or registration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer or delivery of the Exchange Securities or Conversion Shares by the Company, in connection with the consummation of the Exchange Offer, or in connection with the execution, delivery and performance of this Agreement by the Company, except such as may be required by the Securities Act or the Exchange Act, as may be required by the securities or Blue Sky laws of the various states, and as may be required from the NASD.

(z) The Company and each of its Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(aa) On or prior to the Commencement Date, each of the exchange agent agreement between the Company and the Exchange Agent (the “Exchange Agent Agreement”) and the information agent agreement between the Company and the Information Agent (the “Information Agent Agreement”) shall be in full force and effect.

(bb) All ceded reinsurance and retrocessional agreements to which the Insurance Subsidiaries are a party are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such Subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in conformity with the requirements therefor of the insurance department of the state of domicile of each such Subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements.

(cc) To the Company’s knowledge, Ernst & Young LLP, who have certified certain financial statements and supporting schedules of the Company and its subsidiaries, are independent accountants as required by the Securities Act and the Exchange Act.

(dd) The Common Stock (including the Conversion Shares) is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the

NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ee) Except as described in the [Preliminary Prospectus and the] Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement.

(ff) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the expiration date or the Closing Date of the Exchange Offer that are required to be filed with the Commission in accordance with the Exchange Act and the Commission’s rules and regulations including Rule 13e-4 under the Exchange Act have been or will be filed.

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

9. Conditions to Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject, as of the Commencement Date and at all times on or prior to the Closing Date, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) You shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date, respectively, from Ernst & Young LLP, independent public or certified public accountants for the Company, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Registration Statement with the Commission not later than the date hereof and the Registration Statement shall become effective prior to the expiration date of the Exchange Offer; and

(ii) no stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) For the period from and after the date of this Agreement and prior to the Closing Date:

(i) (A) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(ii) subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities of the Company on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal, New York or California authorities; (iii) there shall have been a material escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in each case, in the sole judgment of the Dealer Manager, impracticable or inadvisable to proceed with the terms of the Exchange Offer on the terms and in the manner contemplated in the [Preliminary Prospectus and the] Registration Statement; and

(iii) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the [Preliminary Prospectus and the] Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the [Preliminary Prospectus and the] Prospectus or (ii) since such date there shall not have been (A) any increase, or any development involving a prospective increase, in excess of $30.0 million in the Company’s consolidated reserve for losses and loss adjustment expense or (B) any change in the capital stock (other than issuances pursuant to a Stock Plan), or any change in excess of $50.0 million in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the

[Preliminary Prospectus and the] Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the terms of the Exchange Offer on the terms and in the manner contemplated in the [Preliminary Prospectus and the] Registration Statement.

(d) On each of the Commencement Date (except with respect to clause (d)(iii) of this Section 9 with respect to the Registration Statement and the Prospectus) and the Closing Date, you shall have received a written certificate of the Company, dated such date and executed by the Chief Executive Officer, the Chief Financial Officer or Chief Accounting Officer of the Company, to the effect set forth in clauses (b)(ii) and (c)(i) of this Section 9 and further to the effect that:

(i) the representations, warranties and covenants of the Company contained in this Agreement are true and correct with the same force and effect as though expressly made on and as of the Commencement Date and the Closing Date, as the case may be; and

(ii) the Company has complied in all material respects with all of its agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date.

The officers signing and delivering certificates described in this Section 9(d) on behalf of the Company may rely upon the best of their knowledge as to proceedings threatened.

(e) The Company shall have furnished to you on each of the Commencement Date and the Closing Date such additional certificates or other documents as you shall reasonably request (including additional certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the other conditions concurrent and precedent to your obligations hereunder.

(f) On the Commencement Date (except with respect to paragraphs 3, 4 and 6 and clauses (i) and (iii) of the third-to-last paragraph of Schedule I) and the Closing Date, the Dealer Manager shall have received the opinion and letter of Sullivan & Cromwell LLP, special counsel for the Company, dated as of such date, to the effect set forth on Schedule I hereto.

(g) On the Commencement Date (except with respect to clauses (i) and (iii) of the fourth-to-last paragraph of Schedule II) and the Closing Date, the Dealer Manager shall have received the opinion of Victor J. Bacigalupi, Esq., General Counsel of the Company, to the effect set forth on Schedule II hereto.

The Company will furnish you with such executed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

10. Covenants of the Company. The Company covenants and agrees with the Dealer Manager:

(a) To use its reasonable best efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the expiration date of the Exchange Offer; to promptly advise the Dealer Manager in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Exchange Offer, including in relation to the Registration Statement, [any Preliminary Prospectus,] the Prospectus or any other Exchange Materials, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any amendment or supplement to [any Preliminary Prospectus or] the Prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report filed under the Exchange Act) or any amendment to or additional Exchange Offer Materials, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, (B) any order preventing or suspending the use of [any Preliminary Prospectus,] the Prospectus or any other Exchange Materials, (C) the occurrence of any event which would cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Exchange Securities tendered pursuant to the Exchange Offer, or (D) any proceedings to remove, suspend or terminate from listing or quotation the Exchange Securities or the Common Stock from any securities exchange upon which the relevant securities are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes . If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(b) To comply with the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at their own expense, to the Dealer Manager and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Manager) by which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.

(c) During such period beginning on the date hereof and ending on such date as, in the reasonable opinion of counsel for the Dealer Manager, the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) To cooperate with the Dealer Manager and Dealer Manager’s counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions reasonably designated by the Dealer Manager; to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(e) To make generally available to its security holders and to the Dealer Manager an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) To request the Exchange Agent to advise the Dealer Manager at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Securities tendered as follows: (i) the aggregate principal amount of Existing Securities validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Exchange Securities pursuant to the procedures set forth in the Exchange Offer Materials on such day; (ii) the aggregate principal amount of Existing Securities properly withdrawn on such day; and (iii) the cumulative totals of the principal amount of Exchange Securities in categories (i) and (ii) above.

(g) Without limiting Sections 5, 7 and 12 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the obligations of the Dealer Manager hereunder, the Company agrees to reimburse the Dealer Manager for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of the Dealer Manager’s counsel in an amount not to exceed $[ ]) incurred by the Dealer Manager in connection with the Exchange Offer and this Agreement.

11. Indemnification and Contribution; Settlement of Litigation; Release. The Company agrees as follows:

(a) The Company shall indemnify and hold harmless the Dealer Manager, its affiliates, its officers, directors, employees, representatives and agents, and each person, if any, who controls the Dealer Manager within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the Exchange Offer), to which the Dealer Manager or any such officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement[, any Preliminary Prospectus] or the Prospectus or in any amendment or supplement thereto, (B) the Schedule TO, (C) any Exchange Offer Materials (as amended or supplemented) or (D) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Exchange Securities and the Common Stock under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Registration Statement, [any Preliminary Prospectus,] the Prospectus or in any amendment or supplement thereto, the Schedule TO, any Exchange Offer Materials (as amended or supplemented) or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading, (iii) any failure of the Company to perform its obligations hereunder or under law, (iv) a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer, or (v) any act or failure to act or any alleged act or failure to act by the Dealer Manager in connection with, or relating in any manner to, the Exchange Securities, the Conversion Shares or the Exchange Offer contemplated hereby, and which is included as part of any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from any such acts or failure to act undertaken or omitted to be taken by the Dealer Manager through its gross negligence, bad faith or willful misconduct or from a breach of the Dealer Manager of its representations herein); and shall reimburse the Dealer Manager and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Dealer Manager or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement[, any such Preliminary Prospectus] or the Prospectus, or in any such amendment or supplement, the Schedule TO or any Exchange Offer Materials (as amended or supplemented) in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Dealer Manager concerning the Dealer Manager specifically for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 11(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Dealer Manager or to any officer, employee or controlling person of the Dealer Manager.

(b) The Dealer Manager shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, [any Preliminary Prospectus,] the Prospectus or in any amendment or supplement thereto, the Schedule TO, the Exchange Offer Materials (as amended or supplemented) or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, [any Preliminary Prospectus,] the Prospectus or in any amendment or supplement thereto, the Schedule TO, the Exchange Offer Materials (as amended or supplemented) or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Dealer Manager specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Dealer Manager may otherwise have to the Company or any such director, officer or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Sections 11(a), (b) and (c). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Dealer Manager shall have the right to employ separate counsel to represent the Dealer Manager and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Dealer Manager against the Company under this Section 11 if, in the reasonable judgment of the Dealer Manager, it is advisable for the Dealer Manager and such officers, employees and controlling persons to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 11 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager on the other from the Exchange Offer, or (ii) if the allocation provided by clause 11(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

11(d)(i) but also the relative fault of the Company on the one hand and the Dealer Manager on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the maximum aggregate principal amount of the Exchange Securities issuable pursuant to the Exchange Offer bears to the total compensation if any, payable to the Dealer Manager pursuant to this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if the amount of contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), the Dealer Manager shall not be required to contribute any amount in excess of the compensation, if any, received by the Dealer Manager in connection with the Exchange Offer pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Prior to the Closing Date, the Dealer Manager shall deliver a letter identifying the statements supplied by it in writing to the Company specifically for inclusion in the Registration Statement [, any Preliminary Prospectus] or the Prospectus, or in any amendment or supplement thereto, the Schedule TO or any Exchange Offer Materials (as amended or supplemented).

12. Termination of this Agreement. (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the expiration date of the Exchange Offer, (ii) any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9 (and the Dealer Manager shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any modification to the business terms of the Exchange Offer in the Company’s sole and absolute discretion that results in the Dealer Manager withdrawing pursuant to Section 5 hereof.

(b) Notwithstanding any termination of this Agreement pursuant to subsection (a) above, the provisions of Sections 6, 7 and 11-18, inclusive, shall survive any termination of this Agreement.

13. Representations, Warranties, Covenants, Indemnities and Agreements to Survive. All representations, warranties, covenants and agreements of the Company and the Dealer Manager herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager or any person controlling the Dealer Manager within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its respective officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the consummation of the Exchange Offer and the termination of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Dealer Manager:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: 212-583-

Attention:

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Facsimile: 212-450-4800

Attention: Michael Kaplan

If to the Company:

The PMI Group, Inc.

3003 Oak Road

Walnut Creek, CA 94597

Facsimile: (925) 658-6175

Attention: General Counsel

with a copy to:

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, CA 94303

Facsimile: 650-461-5700

Attention: John L. Savva

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15. Successors. This agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, agents, officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law Provisions. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

(b) Any legal suit, action or proceeding arising out of or based upon this Agreement, the Indenture, the Exchange Securities, the Exchange Offer Materials or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process summons notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The descriptive headings herein are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

The Company acknowledges and agrees that (i) you and your affiliates are engaged in a broad range of securities activities and may provide financing, advisory or other services to parties whose interests may conflict with those of the Company and (ii) you or such affiliates may, for your own account or the account of customers, purchase or sell, or hold a long or short position in, securities of the Company, including the Existing Securities and/or New Securities and that you may or may not tender any such Existing Securities in the Exchange Offer.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 11 and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Schedule TO, the Prospectus and any of the Exchange Offer Materials (and any amendments or supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE PMI GROUP, INC.

By:
Name:
Title:

The foregoing Dealer Manager Agreement is hereby confirmed and accepted by the Dealer Manager in New York, New York as of the date first above written.

Accepted and agreed as of the date

first above written:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

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